CAE

8585 Côte-de-Liesse
PO Box 1800
Saint-Laurent, Québec
Canada H4L 4X4

Tel (514) 341-6780
Fax (514) 341-7699
www.cae.com

July 9, 2014

Autorité des marché financiers
800 Victoria Square, 22nd Floor
P.O. Box 246, Stock Exchange Tower
Montréal, Québec H4Z 1G3

Attention: Financial Information Service

Further to the Management Proxy Circular filed on SEDAR on June 27, 2014 under Project No. 02228295, we wish to advise you that the information on page 3 concerning the record date should have indicated June 17, 2014 and has been amended accordingly. Please contact the undersigned should you have any questions.

Sincerely,

Gayle Zwicker
Paralegal, Legal Affairs

NOTICE OF 2014 ANNUAL SHAREHOLDERS' MEETING

WHEN

Wednesday, August 13, 2014at 11:00 a.m. (Eastern Time)

WHERE

Le Centre Sheraton, 1201 René-Lévesque Blvd. West, 4th floor, Montreal

WHAT THE MEETING IS ABOUT

1. Receive CAE Consolidated Financial Statements and the independent auditor's report for the fiscal year ended March 31, 2014
2. Elect Directors who will serve until the end of the next annual Shareholders' meeting
3. Reappoint PricewaterhouseCoopers LLP as our independent auditor who will serve until the end of the next annual Shareholders' meeting and authorize the Audit Committee to fix the independent auditor's remuneration
4. Vote, in an advisory, non-binding manner, on CAE's approach to executive compensation described in the accompanying Circular
5. Transact any other business that may properly come before the Meeting

YOU HAVE THE RIGHT TO VOTE

As a holder of record of CAE Common Shares at the close of business on June 17, 2014, you are entitled to receive notice of and vote at the Meeting.

You are asked to consider and to vote your Shares on items two to four listed above and any other items that may properly come before the Meeting or any adjournment.

If you are unable to attend the Meeting and want to ensure that your Shares are voted, please submit your votes by proxy as described under **"How to Vote Your Shares"** in the accompanying Management Proxy Circular (**"the Circular"**). To be valid, our transfer agent, Computershare Trust Company of Canada, must receive your proxy by 11:00 a.m. (Eastern Time) on August 12, 2014. If the Meeting is adjourned or postponed, Computershare must receive your proxy no later than 24 hours (excluding Saturdays, Sundays and holidays) prior to any such adjournment or postponement.

Accompanying this Notice of Annual Meeting is CAE's Circular, which contains more information on the matters to be addressed at the Meeting.

By order of the Board of Directors

June 12, 2014
Montreal, Quebec

HARTLAND J. A. PATERSON
General Counsel, Chief Compliance Officer & Secretary